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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 23, 2002 included in Wilsons the Leather Experts Inc.'s Form 10-K for the year ended February 2, 2002 and to all references to our Firm included in this registration statement.


Arthur Andersen LLP

/s/ Arthur Andersen LLP

Minneapolis, Minnesota,
April 25, 2002